UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2014

Burlington Northern Santa Fe, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11535	27-1754839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Burlington Northern Santa Fe, LLC (“BNSF”) entered into the Fourteenth Supplemental Indenture dated as of March 7, 2014 with The Bank of New York Mellon Trust Company, N.A. in connection with BNSF’s issuance of $500 million in aggregate principal amount of 3.750% Debentures due April 1, 2024, and $1 billion in aggregate principal amount of 4.900% Debentures due April 1, 2044, as described in the prospectus supplement dated March 4, 2014, filed pursuant to BNSF’s shelf registration statement on Form S-3, Registration No. 333-188502.

The debentures were issued under the Indenture dated as of December 1, 1995, the Fifth Supplemental Indenture dated as of February 11, 2010 and the Fourteenth Supplemental Indenture dated as of March 7, 2014, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as trustee, and an officers’ certificate providing for the issuance of the debentures.

A copy of the Fourteenth Supplemental Indenture and other documents relating to this transaction are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE, LLC

Date: March 7, 2014	By:	/s/ Julie A. Piggott

Name: Julie A. Piggott
Title: Executive Vice President and Chief Financial Officer

BURLINGTON NORTHERN SANTA FE, LLC

INDEX OF EXHIBITS

Exhibit Number	Description

4.1	Fourteenth Supplemental Indenture, dated as of March 7, 2014, to Indenture dated as of December 1, 1995, between Burlington Northern Santa Fe, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Certificate of Determination as to the terms of BNSF’s 3.750% Debentures due April 1, 2024 and 4.900% Debentures due April 1, 2044.

5.1	Opinion of Cravath, Swaine & Moore LLP, as to the validity of the securities being offered.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).